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                                                                    EXHIBIT 1.1


                        FORM OF UNDERWRITING AGREEMENT

                                                                March ___, 1998

Ferris, Baker Watts, Incorporated
  As Representative of the
  Several Underwriters Identified
  In Schedule A Annexed Hereto
100 Light Street
Baltimore, Maryland 21202

Gentlemen:

     SECTION 1. Introduction. Champion Industries Inc., a West Virginia corporation (the "Company"), has authorized capital stock consisting of 20,000,000 shares of Common Stock, $1.00 par value per share (the "Common Stock"), of which 8,464,167 shares are issued and outstanding. The Company proposes to sell an aggregate of 1,000,000 shares of Common Stock (the "Firm Common Shares") to the several underwriters identified in Schedule A annexed hereto (the "Underwriters"), who are acting severally and not jointly. In addition, the Company has agreed to grant to the Underwriters an option to purchase up to 150,000 additional shares of Common Stock (the "Optional Common Shares") as provided in Section 4 hereof. The Firm Common Shares and, to the extent such option is exercised, the Optional Common Shares, are hereinafter collectively referred to as the "Common Shares."

      You, as representative of the Underwriters (the "Representative"), have advised the Company that the Underwriters propose to make a public offering of the Common Shares on the effective date of the Registration Statement, as defined in Section 2(f) hereof, or as soon thereafter as in the Representative's judgment is advisable, and that the purchase price of the Common Shares will be the public offering price of $_____ per share less underwriting discounts and commissions of seven percent (7%) or $_____ per share.

      The Company hereby confirms its agreements with the Underwriters as follows:

      SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

          (a) The Company and its subsidiaries (collectively the "Subsidiaries") are duly incorporated and validly existing as corporations in good standing under the laws of their jurisdictions of incorporation, with full corporate power and authority to own and/or lease their properties and conduct their business as described in the Prospectus
(as defined in Section 2(f) hereof); the Company and its Subsidiaries are duly qualified to do business as foreign corporations under the corporation law of, and are in good standing as such in, each jurisdiction in which they own or lease properties, have an office or conduct business and such qualification is required, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

          (b) The Company does not own or control any subsidiary and does not own any interest in any other corporation, joint venture, proprietorship or other commercial entity or organization except as described in the Prospectus.

          (c) The shares of Common Stock outstanding have been duly and validly authorized and are validly issued, fully paid and nonassessable. There are no pre-emptive, preferential or other rights to subscribe for or purchase any of the Common Shares to be sold by the Company hereunder, and no shares



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of Common Stock have been issued in violation of such rights of stockholders.
There are no outstanding rights, warrants or options to acquire or instruments convertible into or exchangeable for, any shares of Common Stock or other equity interest in the Company, except as described in the Prospectus. No holders of securities of the Company have any rights to the registration of such securities under the Registration Statement, or such rights have been waived with respect to the Registration Statement. The statements made in the Prospectus under the caption "Description of Capital Stock" are accurate in all material respects.

          (d) The Common Shares to be sold by the Company have been duly authorized, and when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus. Upon consummation of the purchase of the Common Shares by the Underwriters under this Agreement, the Underwriters will acquire good and marketable title thereto, free and clear of any claim, security interest, community property right, or other encumbrance or restriction on transfer.

          (e) The Company has full corporate power and authority to enter into and perform this Agreement, and the execution and delivery hereof and the performance of the Company's obligations hereunder have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company and is the legal, valid and binding agreement of the Company enforceable in accordance with its terms, except that rights to indemnity or contributions may be limited by applicable law and enforceability may be limited by bankruptcy, insolvency or similar laws generally affecting the rights of creditors and by equitable principles limiting the right to specific performance or other equitable relief. The execution and performance by the Company of this Agreement, including application of the net proceeds of the offering, if and when received, as described in the Prospectus under "Prospectus Summary," "Capitalization" and "Use of Proceeds," will not violate any provisions of the Certificate or Articles of Incorporation or By-Laws of the Company, or its Subsidiaries, or any law, rule or regulation applicable to the Company or its Subsidiaries of any government, court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company or its Subsidiaries or any of its businesses or properties, and will not result in the breach, or be in contravention, of any provision of any loan agreement, lease, franchise, license, note, bond, other evidence of indebtedness, indenture, mortgage, deed of trust, other instrument, permit or other contractual obligation to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries or its property may be bound or affected, or any order of any court or governmental agency or authority entered in any proceeding to which the Company or its Subsidiaries was or is now a party or by which it is bound except those, if any, described in the Prospectus or which are not material to the Company and do not materially affect its business. No consent, approval, authorization or other order of any court, regulatory body, administrative agency, or other governmental body is required for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for compliance with the Securities Act of 1933, as amended (the "Act") and the state securities laws (the "Blue Sky Laws") applicable to the public offering of the Common Shares by the Underwriters, and the clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD").

          (f) A registration statement with respect to the Common Shares, prepared by the Company in conformity with the requirements of the Act and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, has been filed with the Commission, and the Company has prepared and has filed prior to the effective date of such registration statement an amendment or amendments to such registration statement as may be required. There have been delivered to the Representative and its counsel two signed copies of such registration statement, as initially filed with the Commission and for each of the Underwriters conformed copies of such registration statement, as initially filed with the Commission and each amendment thereto (but without exhibits) and


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of each related preliminary prospectus included in the registration statement prior to the time it becomes effective or filed with the Commission pursuant to Rule 424(a) under the Act (each, a "Preliminary Prospectus").

          Such registration statement, as finally amended and revised at the time such registration statement becomes effective, which shall be deemed to include all information omitted therefrom in reliance upon Rule
430A under the Act and contained in the Prospectus (hereafter defined), and any amendments thereto, is herein referred to as the "Registration Statement". The related final prospectus, including any information incorporated by reference therein, filed by the Company with the Commission pursuant to Rules 424(b) and 430A under the Act is herein referred to as the "Prospectus."

          (g) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus has conformed fully in all material respects with the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Registration Statement and the Prospectus, and any amendments or supplements thereto, contain all statements that are required to be stated therein in accordance with the Act and the Rules and Regulations and in all material respects conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use in the preparation thereof. There are no legal or governmental actions, suits or legal proceedings, and there are no contracts or other documents, transactions or relationships of or by the Company required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described or filed as required.

          (h) Ernst & Young LLP, which has expressed its opinion with respect to certain of the financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent certified public accountants as required by the Act and the Rules and Regulations.

          (i) The financial statements of the Company for the respective periods covered thereby, and the related notes and schedules thereto included in the Registration Statement and the Prospectus, present fairly the financial position of the Company for the periods covered thereby as of the respective dates of such financial statements, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved. All adjustments for a fair presentation of results have been made. The selected financial data included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented therein. No other financial statements are required by Form S-2 or otherwise to be included in the Registration Statement.

          (j) Neither the Company nor its Subsidiaries is in violation of its Certificate or Articles of Incorporation or By-Laws, or in default under any court or administrative order or decree, or in default with respect to any provision of any material loan agreement, lease, franchise, license, note, bond, other evidence of indebtedness, indenture, mortgage, deed of trust, other instrument, permit or other contractual obligation to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries

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or any of its properties or businesses may be bound, and, to the knowledge of the Company, there does not exist any state of facts which constitutes an event of default as defined in such documents or which, upon notice or lapse of time or both, would constitute such an event of default, except those, if any, described in the Prospectus or which are not material to the Company and do not materially affect its business.

          (k) There are no governmental actions, suits or legal proceedings pending or, to the Company's knowledge, threatened to which the Company or its Subsidiaries is a party or to which the business of the Company or its Subsidiaries or any material property owned or leased by the Company or its Subsidiaries is subject, or related to product liability, environmental or discrimination matters which are not disclosed in the Registration Statement and the Prospectus, or which question the validity of this Agreement or the Exchange Agreement or any action taken or to be taken pursuant hereto and thereto except those, if any, described in the Prospectus or which are not material to the Company and do not materially affect its business.

          (l) The Company and its Subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind or nature whatsoever except those, if any, reflected in such financial statements
(or elsewhere in the Prospectus) or which, in the aggregate, are not material to the Company, its Subsidiaries, and its business and do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property; all material properties held or used by the Company, and its Subsidiaries under leases, licenses or other agreements are held by them under valid, subsisting and enforceable leases, franchises, or other agreements with respect to which they are not in default, except to the extent that the enforceability of the rights and remedies of the Company and its Subsidiaries under any such lease, franchise, license or other agreement may be limited by bankruptcy, insolvency or similar laws generally affecting the rights of creditors and by equitable principles limiting the right to specific performance or other equitable relief.

          (m) The Company and its Subsidiaries will not take and have not taken, directly or indirectly, any action (and does not know of any action by their directors, officers or stockholders, or others) designed to or which has constituted or which might reasonably be expected to cause or result, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise, in stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Common Shares.

          (n) Except as reflected in or contemplated by the Registration Statement or any amendment thereto, since the respective dates as of which information is given in the Registration Statement:

               (i) the Company and its Subsidiaries have not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business;

               (ii) the Company and its Subsidiaries have not paid or declared any dividends or other distributions with respect to their capital stock and is not delinquent in the payment of principal or interest on any outstanding debt obligations; and

               (iii) there has not been any change in the capital stock or long-term debt of the Company and its Subsidiaries or any material adverse change in the business (resulting from litigation or otherwise), business prospects, properties, condition (financial or otherwise), net worth or results of operations of the Company and its Subsidiaries.

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          (o)  The Company and its Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and paid all taxes shown as due thereon; and the Company and its Subsidiaries have no knowledge of any tax deficiency which has been asserted or threatened against the Company and its Subsidiaries which would materially adversely affect the business or operations or properties of the Company taken as a whole.

          (p) The Company has an outstanding capitalization as set forth under "Capitalization" in the Prospectus as of the date indicated therein and there has been no material change therein except as disclosed in the Prospectus.
The financial and numerical information and data in the Prospectus under "Prospectus Summary," "The Company," "Use of Proceeds," "Dividend Policy," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Management," "Principal Shareholder," "Certain Transactions" and "Description of Capital Stock" are fairly presented and prepared on a basis consistent with the audited financial statements of the Company.

          (q) The Company and its Subsidiaries have obtained all material licenses, permits, approvals and other governmental authorizations required for the present and proposed conduct of their business as described in the Prospectus. Such licenses, permits and other governmental authorizations are in full force and effect, the Company and its Subsidiaries are in all material respects complying therewith, and the Company and its Subsidiaries have not received any notice of proceedings relating to the revocation or modification of any such license, permit, approval or authorization. The Company and its Subsidiaries are complying in all material respects with all material laws, ordinances and regulations applicable to the Company and its Subsidiaries, its properties and its business.

          (r) The Company and its Subsidiaries have maintained its books of account in accordance with generally accepted accounting principles consistently applied in all material respects, and such books and records are, and during periods covered by the financial statements included in the Registration Statement and the Prospectus are, correct and complete in all material respects, and fairly and accurately reflect the income, expenses, assets and liabilities of the Company and provide a fair and materially accurate basis for the preparation of such financial statements.

          (s) The minute books of the Company and its Subsidiaries are current and contain a materially correct and complete record of all corporate action taken by the Board of Directors and the stockholder of the Company and its Subsidiaries and all signatures contained therein are true signatures of the persons whose signatures they purport to be.

          (t) Except as described in the Prospectus, the Company and its Subsidiaries are unaware of any loss or threatened loss of any key customer, supplier, or account which is material to the Company.

          (u) The Company and its Subsidiaries own or possess all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names used by them or necessary in connection with the present and proposed conduct of their business as described in the Prospectus, and the Company and its Subsidiaries have not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, affairs or business prospects of the Company and its Subsidiaries.

          (v) The Company and its Subsidiaries are in substantial compliance with all federal, state or local laws or ordinances, including orders, rules and regulations thereunder, regulating or otherwise

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affecting employee health and safety or the environment, non-compliance with which could have a material adverse effect on the Company. To their knowledge, the Company and its Subsidiaries have disposed of all wastes in substantial compliance with applicable laws, and they are not aware of any existing condition that may form the basis for any present or future claim, demand or action seeking clean-up of any site, location, or body of water, surface or subsurface.

          (w) The provisions of any qualified retirement plans sponsored by the Company and its Subsidiaries are in compliance with the Employee Retirement Income Security Act of 1974 ("ERISA"), and the Company and its Subsidiaries are in material compliance with ERISA, including, without limitation, ERISA's fiduciary and prohibited transaction rules, or the funding requirements with respect to any such plan. The Company and its Subsidiaries have timely filed the reports required to be filed by ERISA in connection with the maintenance of plans sponsored by the Company and its Subsidiaries,and no fact, including, without limitation, any "reportable event" as defined by ERISA and the regulations thereunder, exists in connection with any plan sponsored by the Company and its Subsidiaries which might constitute grounds for the termination of such plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any such plan. With respect to multiemployer plans in which the Company and its Subsidiaries participates on behalf of its employees who are members of collective bargaining units, the Company and its Subsidiaries have no withdrawal liability except to the extent set forth in the Prospectus. The provisions of any employee benefit welfare plan, as defined in ERISA's Section 3(l), sponsored by the Company and its Subsidiaries are in material compliance with ERISA's fiduciary and prohibited transaction rules and reporting and disclosure requirements with respect to any such plan.

          (x) No labor dispute with the employees of the Company and its Subsidiaries exist or, to the knowledge of the Company and its Subsidiaries, is imminent, and they are not aware of any existing or imminent labor disputes by the employees of any of their principal suppliers, manufacturers or contractors which might be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, affairs or business prospects of the Company and its Subsidiaries.

          A certificate signed by any officer of the Company delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty of the Company and its Subsidiaries to you as to the matters covered thereby.

      SECTION 3. Representation of Underwriters. You have been duly authorized to act and will act as the Representative for the Underwriters in connection with this financing, and any action under or in respect of this Agreement taken by you, as such Representative, will be binding upon all Underwriters. You may engage another representative to co-manage the public offering, and from and after the date of any such engagement, the term Representative, used herein, shall include such other representative.

      SECTION 4. Purchase, Sale and Delivery of Common Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell 1,000,000 Firm Common Shares to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company the number of Firm Common Shares as hereinafter set forth at the price per share set forth in Section 1 hereof. In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase from the Company up to 150,000 Optional Common Shares at the same purchase price per share to be paid for the Firm Common Shares, for use solely in covering any overallotment made by the Underwriters in the sale and distribution of the Firm Common Shares. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of full Optional Common Shares which (as nearly as practicable in full shares as determined by the Representative) bears to 1,000,000 the

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same proportion as the number of shares set forth opposite the name of such
Underwriter in Schedule A hereto bears to the total number of Firm Common Shares to be purchased by all the Underwriters under this Agreement.

      At 9:00 A.M., Baltimore time, on the third full business day after the public offering, or at such other time not later than seven (7) full business days after the public offering, as the Representative, and the Company may agree, the Company will deliver to the Representative, at the offices of Ferris, Baker Watts, Incorporated, 1720 Eye Street, N.W., Washington, D.C., or through the facilities of The Depository Trust Company, for the accounts of the Underwriters, certificates representing the Firm
Common Shares to be sold against payment in Baltimore, Maryland of the purchase price therefor by certified or bank cashier's check or wire transfer payable, as appropriate, to the order of the Company in respect of the Firm Common Shares being sold by the Company. Such time of delivery and payment is referred to throughout this Agreement as the "First Closing Date."
The certificates for the Firm Common Shares to be so delivered will be in denominations and registered in such names as the Representative requests by notice delivered to the Company prior to 9:00 A.M., Baltimore time, no later than the second full business day preceding the First Closing Date, and, if the certificates are to be physically delivered, will be made available for checking and packaging at 9:00 A.M., Baltimore time, at least 24 hours prior to the First Closing Date at a location to be designated by the Representative.

      The overallotment option granted hereunder may be exercised at any time (but not more than once) within thirty (30) days after the date the Registration Statement becomes effective upon written notice by the Representative to the Company setting forth the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date, as hereinafter defined), being herein referred to as the "Second Closing Date," shall be determined by the Representative, but if at any time other than the First Closing Date, shall not be earlier than three
(3) nor later than seven (7) full business days after delivery of such notice of exercise to the Company. Certificates for the Optional Common Shares will be made available for checking and packaging at 9:00 A.M., Baltimore time, at least 24 hours prior to the Second Closing Date at a location to be designated by the Representative if the certificates are to be physically delivered. The manner of payment for and delivery of (including the denominations of and the names in which certificates are to be registered) the Optional Common Shares shall be the same as for the Firm Common Shares purchased from the Company. As Representative of the Underwriters, you may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

      The Representative has advised the Company that each Underwriter has authorized the Representative to accept delivery of its Common Shares and to make payment therefor. You, individually and not as the Representative of the Underwriters, may make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation hereunder.

      SECTION 5. Covenants of the Company. The Company covenants and agrees with the several Underwriters as follows:

          (a) The Company will use its best efforts to cause the Registration Statement to become effective at the earliest possible time and upon notification from the Commission that the Registration Statement has become effective, will so advise the Representative and its counsel promptly. Thereafter, the Company will prepare and timely file with the Commission pursuant to Rule 424(b) under the Act the Prospectus containing information previously omitted in reliance on Rule 430A under the Act. The Company will advise the Representative and its counsel promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the initiation or threatening of any proceedings for that purpose, and will also advise the Representative and its counsel promptly of any request of the Commission for amendment or supplement of the Registration Statement (either before or after it becomes effective), of any Preliminary Prospectus or of the Prospectus, or for additional information, and will not file or make any amendment or supplement of the Registration Statement (either before or after it becomes effective), to any Preliminary Prospectus or to the Prospectus of which the Representative has not been furnished with a copy prior to such filing or to which you object; and the Company will file promptly and will furnish to the Representative at or prior to the filing thereof copies of all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13, 14 and 15 of the Exchange Act subsequent to the date of the Prospectus, and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Common Shares.


          (b) If, at any time when a prospectus relating to the Common Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus, including any subsequent amendment or supplement, would include an untrue statement of a material fact, or would omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus, including any amendment or supplement thereto, to comply with the Act or the Rules and Regulations, the Company promptly will advise the Representative and its counsel thereof and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance;
and, in case any Underwriter is required to deliver a prospectus nine months or more after the effective date of the Registration Statement, the Company upon request, but at the expense such Underwriter, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.

          (c) Except as described in the Prospectus, the Company and its Subsidiaries will not, prior to the Second Closing Date (or the expiration of the thirty (30) day period within which the Representative is required to exercise the over allotment option pursuant to Section 4 hereof if there is no Second Closing Date), incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business.

          (d) The Company will not acquire any of the Company's capital stock prior to the Second Closing Date (or the expiration of the thirty (30) day period within which the Representative is required to exercise the over allotment option pursuant to Section 4 hereof if there is no Second Closing
Date) nor will the Company declare or pay any dividend or make any other distribution upon its capital stock payable to its holders of record on a date prior to the Second Closing Date or, if there is no Second Closing Date, then prior to the First Closing Date.

          (e) Until the Underwriters have completed the offering referred to in Section 1 above, the Company and its Subsidiaries will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result, under the Exchange Act, or otherwise, in stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Common Shares.

          (f) The Company will make generally available to the Representative and to the Company's security holders an earnings statement (which need not be audited) as soon as practicable, but in no event later than 15 months after the end of the Company's current fiscal quarter, covering a period of 12 consecutive calendar months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of Section 11(a) of the Act and Rule 158 promulgated thereunder.

          (g) During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company will furnish the Representative, at the Company's expense, with copies of the Registration Statement, the Prospectus, the Preliminary Prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as the Representative may reasonably request, for the purposes contemplated by the Act or Exchange Act.

          (h) The Company will cooperate with the Representative, its counsel and the Underwriters in qualifying or registering the Common Shares if and as required for sale under the Blue Sky Laws of such jurisdictions as the Representative shall designate, and will continue such qualifications or registrations in effect so long as reasonably requested by the Representative to effect the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified to transact business.

          (i) During the period of five years after the date hereof, as soon as practicable after the end of each fiscal year, the Company will furnish the Representative with two copies, and to each of the other Underwriters who may so request, one copy, of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and corresponding statements of earnings, stockholders' equity and cash flows for the year then ended, such financial statements to be under the certificate or opinion of the Company's independent certified public accountants. During such period the Company will also furnish the Representative with one copy:

               (i) as soon as practicable after the filing thereof, of each report filed by the Company with the Commission; and

               (ii) as soon as available, of each report of the Company mailed to its stockholders.

          (j) The Company will comply or cause to be complied with the conditions to the obligations of the Underwriters set forth in Section 7 hereof.

          (k) The Company shall take all necessary and appropriate action such that the Common Shares are authorized for trading on the NASDAQ National Market System as soon as practicable after the effectiveness of the Registration Statement and the Common Shares shall remain so authorized for at least thirty-six (36) months thereafter.

          (l) The Company shall promptly prepare and file with the Commission, from time to time, such reports as may be required to be filed by the Rules and Regulations.

          (m) The Company shall comply in all respects with the undertakings given by the Company in connection with the qualification or registration of the Common Shares for offering and sale under the Blue Sky Laws of one or more jurisdictions.

          (n) The Company shall apply the net proceeds from the sale of the Common Shares to be sold by it hereunder for the purposes set forth in the Prospectus.

          (o) Except for the sale of Common Shares pursuant to this Agreement, the Company shall not make any offering, sale or other disposition of any of its Common Stock on the open market or otherwise within 180 days after the effective date of the Registration Statement without the Representative's prior written consent. The Company has obtained for the benefit of the Underwriters, the agreement of all present officers, directors and principal stockholders of the Company that for the period indicated in the foregoing sentence, they will not offer, sell or otherwise dispose of any Common Stock without the Representative's prior written consent.

      SECTION 6. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective or is terminated for any reason, except as otherwise set forth below, the Company will pay the costs and expenses incurred in connection with the public offering. Costs, fees and expenses to be paid by the Company include:

          (a) All costs, fees and expenses incurred in connection with the performance of the Company's obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses incurred in connection with the preparation, printing, filing and distribution of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all agreements and supplements provided for herein, this Agreement, the Agreement Among Underwriters, the Selected Dealers Agreement, the Underwriters' Questionnaire, various letters from the Representative to the Underwriters and the Preliminary and, if required, any Supplemental Blue Sky Memoranda.

          (b) All costs, fees and expenses, including legal fees and disbursements of counsel for the Underwriters, incurred by the Underwriters in connection with qualifying or registering all or any part of the Common Shares for offer and sale under the Blue Sky Laws, if required, including the preparation of the Preliminary and any Supplemental Blue Sky Memoranda relating to the Common Shares, and the clearing of such sales with the NASD.

          (c) All fees and expenses of the Company's transfer agent, printing of the certificates for the Common Shares, and all transfer taxes, if any, with respect to the transfer, sale and delivery of the Common Shares to the several Underwriters and all fees of the NASD and NASDAQ.

          (d)  Expenses incurred by the Underwriters, as follows:

               (i)    Actual, accountable, out-of-pocket expenses;

               (ii) All costs and expenses customarily incurred by the Underwriters associated with settlement in same day funds (including, but not limited to, interest or cost of funds expenses), if settlement in same day funds is requested by the Company;

               (iii) All costs and expenses of advertising the public offering, including any "tombstone" advertisements; provided, however, that the Underwriters shall not be entitled to such payment if the Underwriters terminates this Agreement except as provided in Section 13(b) hereof or the Company terminates this Agreement because of the negligence or material breach on the part of the Underwriters which was the cause of the failure of the offering to be completed.

      SECTION 7. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Firm Common Shares on the First Closing Date and the Optional Common Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

          (a) The Registration Statement shall have become effective not later than 1:00 P.M., Baltimore time, on the date of this Agreement, or such later time as shall have been consented to by the Representative but in no event later than 1:00 P.M., Baltimore time, on the third full business day following the date hereof; prior to each Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been instituted or shall be pending or, to the knowledge of the Company, or the Representative, shall be contemplated by the Commission, and any request of the Commission for additional information shall have been complied with to the Representative's reasonable satisfaction.

          (b) The Common Shares shall either be "covered securities" as defined in the Act or shall have been qualified or registered for sale under the Blue Sky Laws of such states as shall have been specified by the Representative prior to the date hereof.

          (c) The legality and sufficiency of the authorization, issuance and sale of the Common Shares hereunder, the validity and form of the certificates representing the Common Shares, the execution and delivery of this Underwriting Agreement, and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement and the Prospectus (except financial statements and other financial data included therein) shall have been approved by Shapiro and Olander, Baltimore, Maryland, counsel for the Representative and the Underwriters.

          (d) The Representative shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact, which, in the opinion of Shapiro and Olander, counsel for the Representative and the Underwriters, is material or omits to state a fact which, in the written opinion of such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.

          (e) Since the dates as of which information is given in the Registration Statement:

               (i) the Company and its Subsidiaries shall not have sustained any material loss or interference with its business from any labor dispute, strike, fire, explosion, flood or other calamity (whether or not insured), or from any court or governmental action, order or decree; and

               (ii) there shall not have been any change in the capital stock, short-term debt or long-term debt of the Company or a change or a development involving a prospective change in or affecting the ability of the Company or its Subsidiaries to conduct their business (whether by reason of any court, legislative, other governmental action, order, decree, or otherwise), or in the general affairs, management, financial position, stockholders' equity or results of the operations of Company, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and Prospectus.

          The effect of which on the Company, in any such case described in clause (i) or (ii), above, is in the Representative's opinion sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Common Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

          (f) All formal and informal voting agreements, understandings and arrangements with respect to the voting of Common Stock shall have been terminated and shall be of no further force or effect except as disclosed in the Prospectus.

          (g) There shall have been furnished to you, as Representative of the Underwriters, on each Closing Date:

               (i) An opinion of Huddleston, Bolen, Beatty, Porter & Copen, counsel for the Company, addressed to the Representative as such and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                    (1) the Company and its Subsidiaries are duly incorporated, validly existing and in good standing under the laws of their jurisdiction of incorporation with full corporate power and authority to own and/or lease their properties and conduct their business as described in the Prospectus; and the Company and its Subsidiaries are duly qualified to do business as foreign corporations under the corporation law of, and is in good standing as such in, each state where such qualification is required, and do not own or lease any property or have any employees situated in any other state.

                    (2) the Company does not own or control any subsidiary and does not, to such counsel's knowledge after due investigation, own any interest in any other corporation, joint venture, proprietorship or other commercial entity or organization except as described in the Prospectus.

                    (3) the authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, $1.00 par value, and all such capital stock conforms as to legal matters to the description thereof in the Registration Statement and Prospectus; the issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable and were issued in compliance with exemptions from or were registered in accordance with the registration provisions of Section 5 of the Act and comparable provisions of applicable Blue Sky Laws; there are not preemptive, preferential or other rights to subscribe for or purchase any of the Common Shares to be sold by the Company hereunder and no shares of Common Stock have been issued in violation of such rights of stockholders; and, to such counsel's knowledge, after due investigation, there are not outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of Common Stock or other equity interest in the Company. Except as otherwise stated in the Registration Statement, to such counsel's knowledge, after due investigation, no holders of securities of the Company have rights to the registration of such securities in the Registration Statement. The statements made in the Prospectus under the section entitled "Description of Capital Stock" are accurate in all material respects.

                    (4) the Common Shares will be duly authorized and validly issued, fully paid and nonassessable and, upon consummation of the purchase by the Underwriters, and assuming they have no knowledge of any liens, claims or encumbrances affecting the Common Shares, the Underwriters will acquire good and marketable title thereto, free and clear of any claim, security interest, community property right, or other encumbrance or restriction on transfer (except for restrictions under the Act and under the Blue Sky Laws).

                    (5) the Company has full corporate power and authority to enter into and perform this Agreement and this Agreement the execution and delivery hereof, and the performance of the Company's obligations hereunder have been duly executed and delivered by and on behalf of the Company, and are legal, valid, and binding agreements of the Company, enforceable in accordance with their terms, except that rights to indemnity or contribution may be limited by applicable law and enforceability may be limited by bankruptcy, insolvency or similar laws affecting the rights of creditors and by equitable principles limiting the right to specific performance or other equitable relief.

                    (6) the execution and performance by the Company of this Agreement, including application of the net proceeds of the offering, if and when received, as described in the Prospectus under "Prospectus Summary," "Capitalization" and "Use of Proceeds," will not violate any provisions of the Company's or its Subsidiaries' Articles or Certificate of Incorporation or By-Laws or, to such counsel's knowledge after due investigation, any law, rule or regulation applicable to the Company or its Subsidiaries of any government, court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company or its Subsidiaries or any of their properties, and will not, to such counsel's knowledge after due investigation, result in the breach, or be in contravention, of any provision of any loan agreement, lease, franchise, license, note, bond, other evidence of indebtedness, indenture, mortgage, deed of trust, other instrument, permit or other contractual obligation to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries or their property may be bound, or any order of any court or governmental agency or authority entered in any proceeding to which the Company or its Subsidiaries was or is now a party or by which they are bound.

                    (7) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for compliance with the Act and Blue Sky Laws applicable to the public offering of the Common Shares by the Underwriters, and the clearance of such offering with the NASD.

                    (8) the Registration Statement has become effective under the Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the Rules and Regulations (except that such counsel need express no opinion as to the financial statements and other financial data included therein); such counsel has no reason to believe that either the Registration Statement or the Prospectus or any such amendment or supplement thereto, or any document incorporated by reference therein, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading (except that such counsel need express no opinion as to the financial statements and other financial data included therein); such counsel, after due investigation, does not know of any legal or governmental proceedings or of any contracts or other documents, transactions or relationships of or by the Company or its Subsidiaries required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or the Rules and Regulations which are not described or filed, as required.

                    (9) except as described in the Prospectus, there are no legal or governmental actions, suits or legal proceedings pending or threatened to which the Company or its Subsidiaries is a party or to which their respective businesses or material property owned or leased by the Company or its Subsidiaries is subject, or which question the validity of this Agreement or any action taken or to be taken pursuant hereto.

                    (10) to the knowledge of such counsel, the Company and its Subsidiaries have good and marketable title except as otherwise stated in the Prospectus, to all the real property owned by the Company and its Subsidiaries as set forth in the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind or nature whatsoever except those, if any, referred to in the Prospectus (or reflected in the financial statements included therein) or which, in the aggregate, are not material to the Company and its Subsidiaries and their business and do not materially affect the value of such property; and the real properties held or used, by the Company and its Subsidiaries under leases or other agreements as set forth in the Prospectus are, held by them under valid, subsisting and enforceable leases or other agreements with respect to which, to such counsel's knowledge after due investigation, the Company and its Subsidiaries are not in default, except to the extent that the enforceability of the rights and remedies of the Company and its Subsidiaries under any such lease or other agreement may be limited by bankruptcy, insolvency, or similar laws generally affecting the rights of creditors and by equitable principles limiting the right to specific performance or other equitable relief.

                    (11) (i) the Company and its Subsidiaries possess all licenses, permits, approvals and other governmental authorizations required for the conduct of its business, as described in the Prospectus; (ii) such licenses, permits and other governmental authorizations are in full force and effect and the Company and its Subsidiaries are in all material respects complying therewith; (iii) the Company and its Subsidiaries are complying in all respects with all laws, ordinances and regulations applicable to the Company and its Subsidiaries, their properties and business, the noncompliance or violation of which would have a material adverse effect on the Company.

                    (12) to the knowledge of such counsel, the Company and its Subsidiaries own or possess all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, and trade names used by them or necessary in connection with the conduct of their business, as described in the Prospectus.

     It is understood that the opinion of such counsel may state that such counsel is relying as to factual matters on certificates of officers of the Company and its Subsidiaries and of state officials and, as to legal matters in jurisdictions other than in which they are domiciled, on opinions of local counsel or of other counsel retained or having rendered legal services with respect to specific matters, in which case their opinion is to state that they are so doing and they believe such reliance is reasonable, and copies of said certificates and/or opinions are to be attached to the opinion.

               (ii) An opinion of Shapiro and Olander, counsel for the Representative and the Underwriters, addressed to the Representative in such capacity and dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the validity of the Common Shares, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they request for the purpose of enabling them to pass upon such matters.

               (iii) A certificate of the chief executive officer and the principal financial officer and the chief accountant of the Company dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                    (1) the representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, as if again made on and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions to be performed or satisfied by it at or prior to such Closing Date.

                    (2) the Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

                    (3) each of the respective signatories of the certificate for the Company has carefully examined the Registration Statement and the Prospectus, and any amendment or supplement thereto, and, in the opinion of such signatory and to his knowledge, the Registration Statement and the Prospectus and any amendment or supplement thereto contain all statements that are required to be stated therein, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, and, since the date on which the Registration Statement was first filed with the Commission, there has occurred no event required to be set forth in an amended or supplemented prospectus or in an amendment to the Registration Statement which has not been so set forth.

                    (4) since the date on which said Registration Statement was initially filed, there has not been any material adverse change or a development involving a prospective material adverse change in the business, properties, financial condition or earnings of the Company or its Subsidiaries, whether or not arising from transactions in the ordinary course of business, except as disclosed in said Registration Statement as heretofore amended including the proposed amendment thereto delivered to the Representative prior to or contemporaneously with the execution of this Agreement or (but only if the Representative expressly consents thereto in writing) delivered to the Representative thereafter; since such date and except as so disclosed or in the ordinary course of business, the Company and its Subsidiaries have not incurred any liability or obligation, direct or indirect, or entered into any material transaction since such date and except as so disclosed there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its Subsidiaries and the Company has not acquired any of the Common Shares nor has the Company declared or paid any dividend, or made any other distribution, upon its outstanding shares of Common Stock payable to stockholders of record on a date prior to the First Closing Date or Second Closing Date, as the case may be; since such date and except as so disclosed, the Company and its Subsidiaries have not incurred any material contingent obligations, and no material litigation is pending or threatened against the Company and its Subsidiaries; and, since such date and except as so disclosed the Company and its Subsidiaries have not sustained a material loss or interference by strike, labor dispute, fire, explosion, flood, windstorm, accident or other calamity (whether or not insured) or from any court or governmental action, order or decree.

      The delivery of the certificate provided for in this subparagraph (iii) shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (1), (2), (3) and (4) of this subparagraph (iii) to be set forth in said certificate.

               (iv) A written agreement or agreements signed by each director, officer and principal stockholder of the Company to the effect that such persons will not make any offering, sale or other disposition of any Common Stock in the open market or otherwise for a period of 180 days after the commencement of the public offering of the Common Shares by the Underwriters, except with the prior written consent of the Representative.

               (v) At the time this Agreement is executed and also on the First Closing Date and the Second Closing Date, there shall be delivered to the Representative a letter addressed to the Representative, as Representative of the Underwriters, from Ernst & Young LLP, independent certified public accountants, the first letter to be dated the date of this Agreement, the second letter to be dated the First Closing Date and the third letter (in the event of a Second Closing) to be dated the Second Closing Date, to the effect set forth in Schedule B annexed hereto and containing the information set forth therein and such other information as may be requested by the Representative as of a date within five days of the date of such letter. There shall not have been any change or decrease specified in any of the letters referred to in this subparagraph (vi) which makes it impractical or inadvisable in the Representative's judgment to proceed with the initial public offering or the purchase of the Common Shares as contemplated hereby.

               (vi) Such further certificates and documents as the Representative may reasonably request.

          All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to the Representative and to Shapiro and Olander, counsel for the Representative and the Underwriters. The Company shall furnish the Representative with such manually signed or conformed copies of such opinions, certificates, letters and documents as the Representative may reasonably request.

          If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at either Closing Date is not so satisfied, this Agreement at the Representative's election will terminate upon notification to the Company without liability on the part of any Underwriter (including the Representative), or the Company except for the expenses to be paid by the Company pursuant to Section 6 hereof or reimbursed by the Company pursuant to Section 8 hereof and except to the extent provided in Section 10 hereof.

     SECTION 8. Reimbursement of Underwriters' Expenses. If the sale to the Underwriters of the Common Shares at the First Closing Date or the Second Closing Date is not consummated because any condition to the Underwriters' obligations hereunder is not satisfied, because the Company terminates this Agreement pursuant to Section 13, or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company agrees to reimburse the Representative and the other Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Representative and them in connection with the proposed purchase and the sale of the Common Shares. Any such termination shall be without liability of any party to any other party except that the provisions of this Section, Section 6 and Section 10 shall at all times be effective and shall apply.

     SECTION 9. Effectiveness of Registration Statement. The Representative and the Company will each use their respective best efforts to cause the Registration Statement to become effective, to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement, and, if such stop order is issued, to obtain as soon as possible the lifting thereof.

     SECTION 10.  Indemnification.

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act against any losses, claims, damages, or liabilities, joint or several, to which such Underwriter or each such controlling person may become subject under the Act, the Exchange Act, Blue Sky Laws or other federal or state securities laws or regulations, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof, arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any application filed under any Blue Sky Law or other document executed by the Company specifically for that purpose or filed in any state or other jurisdiction in order to qualify any or all of the Common Shares under the securities laws thereof (any such application or document being hereinafter referred to as a "Blue Sky Application") or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; the Company agrees, to reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or any such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that:

               (i) any such loss, claim, damage, liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or in any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use therein; or

               (ii) if such statement or omission was contained or made in any Preliminary Prospectus and corrected in the Prospectus and
          (1) any such loss, claim, damage or liability suffered or incurred by any Underwriter (or any person who controls any Underwriter) resulted from an action, claim or suit by any person who purchased Common Shares which are the subject thereof from such Underwriter in the offering, and (2) such Underwriter failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Common Shares in any case where such delivery is required by the Act unless such failure was due to failure by the Company to provide copies of the Prospectus to the Underwriters as required by this Agreement.

     The indemnification obligations of the Company as provided above are in addition to any liabilities the Company may otherwise have under other agreements, under common law or otherwise.

          (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who sign the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer or controlling person may become subject under the Act, the Exchange Act, Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter and the Representative, which shall not be unreasonably withheld), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, in reliance upon and in conformity with any written information furnished to the Company by such Underwriter through the Representative specifically for use in the preparation thereof; each Underwriter will severally reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of each Underwriter as provided above are in addition to any liabilities any such Underwriter may otherwise have under other agreements, under common law or otherwise. Notwithstanding the provisions of this Section, no Underwriter shall be required to indemnify the Company, or any officer, director or controlling person of the Company in any amount in excess of the total price at which the Common Shares purchased by any such Underwriter hereunder were offered to the public, plus reimbursement for reasonable legal fees and other reasonable expenses incurred. For all purposes of this Agreement, the name of each Underwriter, and the amounts of the selling concession and reallowance set forth in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter for inclusion in the Preliminary Prospectus, Registration Statement, Prospectus (as amended or supplemented from time to time) or Blue Sky Application.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve any indemnifying party from any liability which it or he may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party and such indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it or he may wish, jointly with all other indemnifying parties, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it or he and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and upon approval by the indemnified party of counsel to the indemnifying party, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless:


               (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representative in the event that one or more of the Underwriters, their directors, officers or controlling persons, are the indemnified parties);

               (ii) the indemnifying party shall not have employed counsel reasonable satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action; or

               (iii) the indemnifying party has authorized the employment of counsel at the expense of the indemnifying party.

          (d) If the indemnification provided for in this Section is unavailable to an indemnified party under subparagraphs (a) or (b) hereof in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall, subject to the limitations hereinafter set forth, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities:

               (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Common Shares; or

               (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
          (i) above, but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

          The respective relative benefits received by the Company and the Underwriters shall be deemed to be in such proportion so that the Underwriters are responsible for the portion of the losses, claims, damages or liabilities represented by the percentage that the underwriting discount per share appearing on the cover page of the Prospectus bears to the initial public offering price per share appearing thereon, and the Company is responsible for the remaining portion. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth in paragraph (d) of this Section, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

          The Company, and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method or allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Common Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section are several in proportion to their respective underwriting commitments and not joint.

     SECTION 11. Default of Underwriters. It shall be a condition to this Agreement and the obligation of the Company to sell and deliver the Common Shares hereunder, and of each Underwriter to purchase the Common Shares hereunder in the manner as described herein, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all of the Common Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representative of all such Common Shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Common Shares hereunder on either the First or Second Closing Date and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of Common Shares which the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Company for the purchase of such Common Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Common Shares which such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Common Shares with respect to such default or defaults occur is greater than the above percentage and arrangements satisfactory to the Representative and the Company for the purchase of such Common Shares by other persons are not made with 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company except for the expenses to be paid by the Company pursuant to Section 6 hereof and except to the extent provided in Section 10 hereof.

     In the event that Common Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by another party or parties, the Representative or the Company shall have the right to postpone the First or Second Closing Date, as the case may be, for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section.

     SECTION 12. Effective Date. This Agreement shall become effective immediately as to Sections 6, 8, 10 and 13 and, as to all other provisions, at 9:00 A.M., Baltimore time, on the day following the date upon which the Registration Statement becomes effective, unless such a day is a Saturday, Sunday or holiday (in which event this Agreement shall become effective at such hour on the business day next succeeding such Saturday, Sunday or holiday); notwithstanding the foregoing, this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as the Representative may determine on and by notice to the Company or by release of any of the Common Shares for sale to the public. For the purposes of this Section, the Common Shares shall be deemed to have been released upon the release for publication of any newspaper advertisement relating to the Common Shares or upon the release by the Representative of telegrams:

          (a) advising the Underwriters that the Common Shares are released for public offering; or

          (b) offering the Common Shares for sale to securities dealers, whichever may occur first.

     SECTION 13. Termination. Without limiting the right to terminate this Agreement pursuant to any other provisions hereof:

          (a) This Agreement may be terminated by the Company by notice to the Representative or by the Representative by notice to the Company at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company to any Underwriter (except for the expenses to be paid by the Company pursuant to Section 6 hereof or reimbursed by the Company pursuant to Section 8 hereof and except to the extent provided in Section 10 hereof) or of any Underwriter to the Company.

          (b) This Agreement may also be terminated by the Representative prior to the First Closing Date, and the option from the Company referred to in Section 4 hereof, if exercised, may be canceled at any time prior to the Second Closing Date, if in the Representative's judgment payment for and delivery of the Common Shares is rendered impracticable or inadvisable because:

               (i) additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange, the American
     Stock Exchange, the NASDAQ National Market or over-the-counter market, or trading in securities generally shall have been suspended on either such exchange or over-the-counter market or a general banking moratorium shall have been established by federal, or New York or West Virginia authorities;

               (ii) any event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or which is not reflected in the Registration Statement but should be reflected therein in order to make the statements or information contained therein, in light of the circumstances in which they are made, not misleading in any material respect;

               (iii) an outbreak or escalation of major hostilities or other national or international emergency or calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated to such extent, as in your judgment, to have a material adverse effect on the general securities market or make it impractical or inadvisable to proceed with completion of the sale of and payment for the Common Shares; or

               (iv) since the respective dates as of which information is given in the Registration Statement and the Prospectus, a material adverse change has occurred in the business, financial condition, results of operations, properties or business prospects of the Company and its Subsidiaries, whether or not in the ordinary course of business.

          Any termination pursuant to subsection (b) shall be without liability on the part of any Underwriter to the Company or on the part of the Company to any Underwriter (except for expenses to be paid by the Company pursuant to Section 6 hereof or reimbursed by the Company pursuant to Section 8 hereof and except as to indemnification to the extent provided in Section 10 hereof).

     SECTION 14. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties, and other statements of the Company, of its officers or directors, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers, directors or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder.

     SECTION 15. Notices. All communications hereunder will be in writing and, if sent to the Underwriters or the Representative will be mailed, delivered or telegraphed and confirmed to you c/o Ferris, Baker Watts, Incorporated, 100 Light Street, 8th Floor, Baltimore, Maryland 21202,
Attention: Steven Shea, Senior Vice President,

     With a copy to:

     Shapiro and Olander
     20th Floor
     36 S. Charles Street
     Baltimore, Maryland 21201
     Attention: A. Lynne Puckett

     If sent to the Company will be mailed, delivered or telegraphed and confirmed to the Company at:

     Champion Industries, Inc.
     2450 First Avenue
     Huntington, West Virginia 25728
     Attention:  Marshall T. Reynolds, President

     With a copy to:

     Huddleston, Bolen, Beatty, Porter & Copen
     611 Third Avenue
     Huntington, West Virginia 25701
     Attention:  Thomas J. Murray


     SECTION 16. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 10, and no other person will have any right or obligations hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

     SECTION 17. Partial Unenforceability. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

     SECTION 18. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, except in regard to its choice of law.

     SECTION 19. Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters, including you, all in accordance with its terms.

                                       Very truly yours,

                                       Champion Industries, Inc.


                                       By:
                                          ------------------------------------
                                          Marshall T. Reynolds, President

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

FERRIS, BAKER WATTS, INCORPORATED

By:
   ---------------------------------
   Acting as Representative of the
   several Underwriters (including
   itself) named in Schedule A
   hereto.

                                  SCHEDULE A
                                  ----------


                                                                     Number of
               Name of Underwriter                                     Shares
               -------------------                                   ---------
























Total.............................................................   1,000,000
                                                                     =========

                                  SCHEDULE B


     (1) They are independent public accountants with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder, and the answer to Item _ of the Form S-_ Registration Statement, insofar as it relates to them, is correct.

     (2) In their opinion, the financial statements of the Company included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the rules and regulations thereunder.

     (3) They have not examined any financial statements of the Company as of any date or for any period subsequent to October 31, 1997.

     (4) For purposes of their letter, they have read the minutes of meetings of the stockholders and Board of Directors of the Company as set forth in the respective minute books at February _, 1998, officials of the Company having advised them that the minutes of all such meetings through that date were set forth therein, and have carried out other procedures to February _, 1998, as follows:

         (a) With respect to the period from November 1, 1997 to February , 1998, they have:

             (i) Read the unaudited, internally prepared financial statements of the Company for November and December of 1997 and January of 1998 furnished by the Company, officials of the Company having advised them that no such financial statements as of any later date were available; and

             (ii) Made inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited financial statements referred to under (4)(a)(i) are stated on a basis substantially consistent with that of the audited financial statements included in the Registration Statement; and

            (iii) Read the unaudited financial statements of the Company for November and December of 1997, and January of 1998, furnished by the Company, officials of the Company having advised them that no such financial statements as of any date or for any period subsequent to January 31, 1998 were available; and

             (iv) Made inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited financial statements referred to under (4)(a)(iii) are stated on a basis substantially consistent with that of the audited balance sheet included in the Registration Statement.

     (5) Nothing came to their attention as a result of the foregoing procedures, however, that caused them to believe that

         (a) at February _, 1998, there was any change in the long-term debt of the Company or any decreases in net current assets or net assets as compared with amounts shown in the October 31, 1997 audited balance sheet included in the Registration Statement or (ii) for the period from November 1, 1997 to February _, 1998, there were any decreases, as compared with the corresponding period in the preceding year, in - revenues or in the total amounts of net income of the Company; or

     (6) They have made inquiries of certain officials have responsibility for financial and accounting matters regarding whether (a) there was any change at February _, 1998, in the long-term debt of the Company or any decreases in net current assets or Net assets as compared with amounts shown on the October
31, 1997 balance sheet included in the Registration Statement or (b) for the period from November 1, 1997 to February _, 1998, there were any decreases, as compared with the corresponding period in the preceding year, in revenues or in the total amounts of net income. They have made inquiries of certain Company officials who have responsibility for financial and accounting matters regarding whether there was any change at February _, 1998, in the capital stock of the Company or any decreases in total stockholders' equity as compared with amounts shown on the October 31, 1997 audited balance sheet included in the Registration Statement. On the basis of these inquiries and their reading of the minutes as described in 4 above, nothing came to their attention that caused them to believe that there was any such change or decrease except in all instances for changes or decreases that the Registration Statement discloses have occurred or may occur.

(7) In addition to the procedures referred to in 4, 5 and 6 above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement, which have previously been specified by the Representative and which are specified in their letter, and have compared certain of such items with, and have found such amounts, percentages, numerical data and financial information to be in agreement with, the accounting, financial and other records of the Company.



                                      B-2